UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2021 (May 6, 2021)

Univar Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	UNVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.03Amendments to articles of incorporation or bylaws; change in fiscal year

As discussed below, at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Univar Solutions Inc. (the “Company”), held on May 6, 2021, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to eliminate the 75% supermajority voting requirements contained in Articles FIFTH, TENTH and ELEVENTH of the Company’s Amended and Restated Certificate of Incorporation, and to replace all supermajority voting requirements with a majority of the outstanding voting shares standard. Following the Annual Meeting, the Company filed the Amendment with the Secretary of State of the State of Delaware on May 6, 2021.

In addition, on May 6, 2021, in connection with the Amendment, the board of directors of the Company also amended and restated the Company’s Third Amended and Restated Bylaws (as amended and restated, the “Amended and Restated Bylaws”), effective immediately  to (i) eliminate the 75% supermajority voting requirements contained in Article IX and to replace it with a majority of the outstanding voting shares standard, (ii) remove references to the Fourth Amended and Restated Stockholders’ Agreement, dated June 17, 2015, among the Company and the other parties named therein, (iii) use gender-neutral pronouns and change “Chairman” to “Chair” throughout, and (iv) make certain other clarifying and conforming changes.

The foregoing description of the Amendment and the Bylaws Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment and a marked copy of the complete text of the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders

At the Annual Meeting, held on May 6, 2021, the Company’s stockholders (i) elected ten directors, each to serve as directors and hold office until the 2022 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, (ii) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers described in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 24, 2021 (as amended, the “Proxy Statement”), (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and (iv) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate all of its supermajority voting requirements. Each of these proposals is described in more detail in the Proxy Statement.

The matters voted upon at the Annual Meeting and the results of the votes are as follows:

1.	Proposal 1: Election of Directors, Each to Serve for a Term of One Year

	For	Withhold	Broker Non-Votes
Ms. Joan Braca	146,315,163	8,279,093	2,816,797
Mr. Mark J. Byrne	146,853,369	7,740,887	2,816,797
Mr. Daniel P. Doheny	147,503,844	7,090,412	2,816,797
Mr. Richard P. Fox	140,454,332	14,139,924	2,816,797
Ms. Rhonda Germany	146,031,327	8,562,929	2,816,797
Mr. David C. Jukes	148,319,435	6,274,821	2,816,797
Mr. Stephen D. Newlin	148,262,253	6,332,003	2,816,797
Mr. Christopher D. Pappas	146,314,463	8,279,793	2,816,797
Mr. Kerry J. Preete	147,137,230	7,457,026	2,816,797
Mr. Robert L. Wood	145,503,388	9,090,868	2,816,797

2.	Proposal 2: Vote, on a Non-Binding Advisory Basis to Approve the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
143,393,270	10,937,628	263,358	2,816,797

3.	Proposal 3: Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2021

For	Against	Abstain
150,615,124	6,444,233	351,696

4.	Proposal 4: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate All of its Supermajority Voting Requirements

For	Against	Abstain	Broker Non-Votes
148,306,172	5,936,017	352,067	2,816,797

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Certificate of Incorporation of the Company

3.2	Fourth Amended and Restated Bylaws of the Company, marked to show amendments effective May 6, 2021

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2021	Univar Solutions Inc.
	By:	/s/ Noelle J. Perkins
	Name:	Noelle J. Perkins
	Title:	Senior Vice President, General Counsel and Secretary